UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

)
In re:	)	Chapter 11
)
VALARIS PLC, et al.,[1]	)	Case No. 20-34114 (MI)
)
Debtors.	)	(Jointly Administered)
)
	)	Re: Docket No. 29

INTERIM ORDER (I) APPROVING NOTIFICATION AND HEARING PROCEDURES FOR CERTAIN TRANSFERS OF AND DECLARATIONS OF WORTHLESSNESS WITH RESPECT TO COMMON STOCK, AND (II) GRANTING RELATED RELIEF
Upon the motion (the “Motion”)2 of the above-captioned debtors and debtors in possession (collectively, the “Debtors”) for entry of an interim order (this “Interim Order”), (a) approving the Procedures related to transfers of Beneficial Ownership of Common Stock, (b) directing that any purchase, sale, other transfer of, or declaration of worthlessness with respect to Common Stock in violation of the Procedures shall be null and void ab initio, and (c) scheduling a final hearing to consider approval of the Motion on a final basis, all as more fully set forth in the Motion; and upon the First Day Declaration; and this Court having jurisdiction over this matter pursuant to 28 U.S.C. § 1334; and this Court having found that this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2); and this Court having found that venue of this proceeding and the Motion in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409; and this Court having found that the relief requested in the Motion, as modified herein, is in t
1  A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at http://cases.stretto.com/Valaris.  The location of Debtor Ensco Incorporated’s principal place of business and the Debtors’ service address in these chapter 11 cases is 5847 San Felipe Street, Suite 3300, Houston, Texas 77057.
2  Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Motion.

he best interests of the Debtors’ estates, their creditors, and other parties in interest; and this Court having found that the Debtors’ notice of the Motion and opportunity for a hearing on the Motion were appropriate under the circumstances and no other notice need be provided; and this Court having reviewed the Motion and having heard the statements in support of the relief requested therein at a hearing before this Court (the “Hearing”); and this Court having determined that the legal and factual bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein; and upon all of the proceedings had before this Court; and after due deliberation and sufficient cause appearing therefor, it is HEREBY ORDERED THAT:
1.The final hearing (the “Final Hearing”) on the Motion shall be held on September 17, 2020, at 9:30 a.m., prevailing Central Time.  Any objections or responses to entry of a final order on the Motion shall be filed on or before 4:00 p.m., prevailing Central Time, on September 14, 2020. In the event no objections to entry of the Final Order on the Motion are timely received, the Court may enter such Final Order without need for the final hearing.
2. The Procedures, as set forth in Exhibit 1 attached hereto, are approved, provided, however, any party in interest reserves the right to request emergency relief from the Procedures.
3. Any transfer of or declaration of worthlessness with respect to Beneficial Ownership of Common Stock in violation of the Procedures, including but not limited to the notice requirements, shall be null and void ab initio.
4. In the case of any such transfer of Beneficial Ownership of Common Stock in violation of the Procedures, including but not limited to the notice requirements, the person or entity making such transfer shall be required to take any remedial actions specified by the Debtors, which may include the actions specified in Private Letter Ruling 201010009 (Dec. 4, 2009), to appropriately reflect that such transfer is null and void ab initio.

5. In the case of any such declaration of worthlessness with respect to Beneficial Ownership of Common Stock in violation of the Procedures, including the notice requirements, the person or entity making such declaration shall be required to file an amended tax return revoking such declaration and any related deduction to appropriately reflect that such declaration is void ab initio.
6. The Debtors may retroactively or prospectively waive any and all restrictions, stays, and notification procedures set forth in the Procedures.
7. In addition to the Notice Procedures approved by this Interim Order, the Debtors shall publish the Notice of Interim Order once in the national edition of The New York Times and the Debtors shall post the Procedures to the website established by Stretto for these chapter 11 cases (http://www.stretto.com/Valaris), such notice being reasonably calculated to provide notice to all parties that may be affected by the Procedures, whether known or unknown.
8. To the extent that this Interim Order is inconsistent with any prior order or pleading with respect to the Motion in these cases, the terms of this Interim Order shall govern.
9. The requirements set forth in this Interim Order are in addition to the requirements of all applicable law and do not excuse compliance therewith.
10. Notwithstanding anything to the contrary in this Interim Order, including, without limitation, the Procedures set forth herein and in the exhibits hereto, for a period of eight (8) business days commencing immediately upon entry of this Interim Order (or such later date as may be agreed by the Debtors), Luminus Management LLC, on behalf of itself and as investment manager for funds which maintain Beneficial Ownership of Common Stock (collectively, “Luminus”), shall be permitted to effectuate one or more transfers of Beneficial Ownership of Common Stock that would result in (a) a decrease in the amount of Common Stock of which Luminus has Beneficial Ownership or (b) Luminus ceasing to be a Substantial Shareholder without the need for Luminus to comply with the Procedures;

provided, however, that Luminus shall not initially decrease its Beneficial Ownership to less than 5,000,000 shares of Common Stock (representing approximately two and one-half percent (2.5%) of all issued and outstanding shares of Common Stock) as of the first date that Luminus would no longer be a Substantial Shareholder, but, after such date, Luminus may further decrease its Beneficial Ownership to the extent consistent with this Interim Order; and, provided, further, that, to the extent that, following the expiration of such eight (8) business day trading period, or as otherwise extended, Luminus is a Substantial Shareholder, any transfer of Beneficial Ownership of Common Stock by Luminus shall be subject to the Procedures; and, provided, further, that to the extent applicable or necessary, the automatic stay under section 362 of the Bankruptcy Code is hereby modified to permit a transfer of Beneficial Ownership of Common Stock by Luminus consistent with the provisions of this decretal paragraph 10; and, provided, further, that nothing in this decretal paragraph 10 shall exempt an entity other than Luminus from its obligation to comply with the Procedures, including, without, limitation, the Procedures in respect of effectuating any transfer of Beneficial Ownership of Common Stock that would result in an increase in the amount of Common Stock of which a Substantial Shareholder has Beneficial Ownership or would result in an entity or individual becoming a Substantial Shareholder.
11. Notwithstanding the relief granted in this Interim Order and any actions taken pursuant to such relief, nothing in this Interim Order shall be deemed: (a) an admission as to the amount of, basis for, or validity of any claim against a Debtor entity under the Bankruptcy Code or other applicable nonbankruptcy law; (b) a waiver of the Debtors’ or any other party in interest’s right to dispute any claim on any grounds; (c) a promise or requirement to pay any claim; (d) an implication or admission that any particular claim is of a type specified or defined in the Motion or any order granting the relief requested by the Motion or a finding that any particular claim is an administrative expense claim or other priority claim; (e) a request or authorization to assume, adopt, or reject any agreement, contract, or lease pursuant to section 365 of the Bankruptcy Code; (f) an admission as to the validity, priority, enforceability, or perfection of any lien on, security interest in, or other encumbrance on property of the Debtors’ estates; (g) a waiver or limitation of the Debtors’, or any other party in interest’s, rights under the Bankruptcy Code or any other applicable law; or (h) a concession by the Debtors that any liens (contractual, common law, statutory, or otherwise) that may be satisfied pursuant to the relief requested in the Motion, as modified herein, are valid, and the rights of all parties in interest are expressly reserved to contest the extent, validity, or perfection or seek avoidance of all such liens.
12. Nothing herein shall preclude any person desirous of acquiring any Common Stock from requesting relief from this Interim Order from this Court, subject to the Debtors’ rights to oppose such relief.
13. Other than to the extent that this Interim Order expressly conditions or restricts trading in Common Stock, nothing in this Interim Order or in the Motion, as modified herein, shall, or shall be deemed to, prejudice, impair, or otherwise alter or affect the rights of any holders of Common Stock, including in connection with the treatment of any such stock under any chapter 11 plan or any applicable bankruptcy court order.
14. The contents of the Motion satisfy the requirements of Bankruptcy Rule 6003(b).
15. Notice of the Motion satisfies the requirements of Bankruptcy Rule 6004(a) and the Bankruptcy Local Rules are satisfied by such notice.
16. Notwithstanding Bankruptcy Rule 6004(h), the terms and conditions of this Interim Order are immediately effective and enforceable upon its entry.
17. The Debtors are authorized to take all actions necessary to effectuate the relief granted in this Interim Order in accordance with the relief granted herein.

18. This Court retains exclusive jurisdiction with respect to all matters arising from or related to the implementation, interpretation, and enforcement of this Interim Order.

Houston, Texas
Dated: August 24, 2020
/s/ Marvin Isgur
MARVIN ISGUR UNITED STATES BANKRUPTCY JUDGE

Exhibit 1
Procedures for Transfers of and Declarations of Worthlessness with Respect to Beneficial Ownership of Common Stock

PROCEDURES FOR TRANSFERS OF AND DECLARATIONS OF WORTHLESSNESS WITH RESPECT TO COMMON STOCK
The following procedures apply to transfers of Common Stock:3
a.Any entity (as defined in section 101(15) of the Bankruptcy Code) who currently is or becomes a Substantial Shareholder (as defined herein) must file with the Court, and serve upon: (i) the Debtors, Valaris plc, 5847 San Felipe Street, Houston, Texas 77057, Attn.: Michael McGuinty; (ii) proposed counsel to the Debtors, Kirkland & Ellis LLP, 300 North LaSalle, Chicago, Illinois 60654, Attn.: Anup Sathy, P.C., Ross M. Kwasteniet, P.C., and Spencer A. Winters; (iii) proposed cocounsel for the Debtors, Jackson Walker L.L.P., 1401 McKinney Street, Suite 1900, Houston, Texas 77010, Attn: Matthew D. Cavenaugh; (iv) counsel to the Bondholder Group and the DIP Lenders, Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036, Attn: Thomas Moers Mayer, Douglas Mannal, and Nathaniel Allard; (v) counsel to the administrative agent under the Revolving Credit Facility, Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attn: Fredric Sosnick and Michael Giuppone; (vi) the transfer agent for the Debtors’ Common Stock, Computershare, 250 Royall Street, Canton, Massachusetts 02021, and 222 N. Pacific Coast Highway, 3rd Floor, El Segundo, California 90245, Attn: Bridget Huerta; (vii) counsel to any statutory committee appointed in these cases; (viii) the United States Trustee, 1515 Rusk Street Houston, Texas 77002; and (ix) to the extent not listed herein, those parties requesting notice pursuant to Bankruptcy Rule 2002 (collectively, the “Notice Parties”), a declaration of such status, substantially in the form of Exhibit 1A attached to these Procedures (each, a “Declaration of Status as a Substantial Shareholder”), on or before the later of (i) 30 calendar days after the date of the Notice of Interim Order (as defined herein), or (ii) 10 calendar days after becoming a Substantial Shareholder; provided that, for the avoidance of doubt, the other procedures set forth herein shall apply to any Substantial Shareholder even if no Declaration of Status as a Substantial Shareholder has been filed.
b.Prior to effectuating any transfer of Beneficial Ownership of Common Stock that would result in an increase in the amount of Common Stock of which a Substantial Shareholder has Beneficial Ownership or would result in an entity or individual becoming a Substantial Shareholder, the parties to such transaction must file with the Court, and serve upon the Notice Parties, an advance written declaration of the intended transfer of Common Stock, substantially in the form of Exhibit 1B attached to these
3  Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Motion.

Procedures (each, a “Declaration of Intent to Accumulate Common Stock”).

c.Prior to effectuating any transfer of Beneficial Ownership of Common Stock that would result in a decrease in the amount of Common Stock of which a Substantial Shareholder has Beneficial Ownership or would result in an entity or individual ceasing to be a Substantial Shareholder, the parties to such transaction must file with the Court, and serve upon the Notice Parties, an advance written declaration of the intended transfer of Common Stock, substantially in the form of Exhibit 1C attached to these Procedures (each, a “Declaration of Intent to Transfer Common Stock,” and together with a Declaration of Intent to Accumulate Common Stock, each, a “Declaration of Proposed Transfer”).

d.The Debtors shall have 30 calendar days after receipt of a Declaration of Proposed Transfer to file with the Court and serve on such Substantial Shareholder or potential Substantial Shareholder an objection to any proposed transfer of Beneficial Ownership of Common Stock described in the Declaration of Proposed Transfer on the grounds that such transfer might adversely affect the Debtors’ ability to utilize their Tax Attributes. If the Debtors file an objection, such transaction will remain ineffective unless such objection is withdrawn by the Debtors, or such transaction is approved by a final and non-appealable order of the Court. If the Debtors do not object within such 30-day period, such transaction can proceed solely as set forth in the Declaration of Proposed Transfer. Further transactions within the scope of this paragraph must be the subject of additional notices in accordance with the procedures set forth herein, with an additional 30day waiting period for each Declaration of Proposed Transfer.

e.For purposes of these Procedures a “Substantial Shareholder” is any entity or individual person that has Beneficial Ownership of at least 8,974,359 shares of Common Stock (representing approximately 4.5 percent of all issued and outstanding shares of Common Stock).4

The following procedures apply for declarations of worthlessness of Common Stock:
4  Based on approximately 199,430,217 shares of Common Stock outstanding for purposes of Section 382 of the IRC as of July 24, 2020.
2

a.Any person or entity that currently is or becomes a 50-Percent Shareholder5 must file with the Court and serve upon the Notice Parties a Declaration of Status as a 50-Percent Shareholder, substantially in the form attached to the Procedures as Exhibit 1D, on or before the later of (i) 30 calendar days after the date of the Notice of Interim Order, and (ii) ten calendar days after becoming a 50-Percent Shareholder; provided that, for the avoidance of doubt, the other Procedures set forth herein shall apply to any 50-Percent Shareholder even if no Declaration of Status as a 50-Percent Shareholder has been filed.
a.Prior to filing any federal or state tax return, or any amendment to such a return, or taking any other action that claims any deduction for worthlessness of Beneficial Ownership of Common Stock for a taxable year ending before the Debtors’ emergence from chapter 11 protection, such 50-Percent Shareholder must file with the Court and serve upon the Notice Parties a declaration of intent to claim a worthless stock deduction (a “Declaration of Intent to Claim a Worthless Stock Deduction”), substantially in the form attached to the Procedures as Exhibit 1E.
i.The Debtors shall have 30 calendar days after receipt of a Declaration of Intent to Claim a Worthless Stock Deduction to file with the Court and serve on such 50-Percent Shareholder an objection to any proposed claim of worthlessness described in the Declaration of Intent to Claim a Worthless Stock Deduction on the grounds that such claim might adversely affect the Debtors’ ability to utilize their Tax Attributes.
ii.If the Debtors timely object, the filing of the tax return or amendment thereto with such claim will not be permitted unless approved by a final and non-appealable order of the Court, unless the Debtors withdraw such objection.
iii.If the Debtors do not object within such 30-day period, the filing of the return or amendment with such claim will be permitted solely as described in the Declaration of Intent to Claim a Worthless Stock Deduction. Additional returns and amendments within the scope of this section must be the subject of additional notices as set forth herein, with an additional 30-day waiting period. To the extent that the Debtors receive an appropriate Declaration of Intent to
5  For purposes of the Procedures, a “50-Percent Shareholder” is any person or entity that at any time since December 31, 2016 has had Beneficial Ownership of 50 percent or more of the Common Stock of the Debtors (determined in accordance with section 382(g)(4)(D) of the IRC and the applicable Treasury Regulations thereunder).
3

Claim a Worthless Stock Deduction and determine in their business judgment not to object, they shall provide notice of that decision as soon as is reasonably practicable to any statutory committee(s) appointed in these chapter 11 cases.
The following notice procedures apply to these Procedures:
b.No later than two business days following entry of the Interim Order, the Debtors shall serve a notice by first class mail, substantially in the form of Exhibit 1F attached to these Procedures (the “Notice of Interim Order”), on: (i) the Office of the United States Trustee for the Southern District of Texas; (ii) the entities listed as holding the 30 largest unsecured claims against the Debtors (on a consolidated basis); (iii) the agent for the Debtors’ revolving credit facility, and counsel thereto; (iv) the indenture trustees for each of the Debtors’ unsecured notes, and their respective counsel thereto; (v) the Internal Revenue Service; (vi) the U.S. Securities and Exchange Commission; (vii) any official committees appointed in these chapter 11 cases; (viii) counsel to the Bondholder Group and the DIP Lenders; and (ix) all registered and nominee holders of Common Stock (with instructions to serve down to the beneficial holders of Common Stock, as applicable). Additionally, no later than two business days following entry of the Final Order, the Debtors shall serve a Notice of Interim Order modified to reflect that the Final Order has been entered (as modified, the “Notice of Final Order”) on the same entities and individuals that received the Notice of Interim Order.
c.All registered and nominee holders of Common Stock shall be required to serve the Notice of Interim Order or Notice of Final Order, as applicable, on any holder for whose benefit such registered or nominee holder holds such Common Stock down the chain of ownership for all such holders of Common Stock.
d.Any entity or individual, or broker or agent acting on such entity’s or individual’s behalf, who sells Common Stock to another entity or individual shall be required to serve a copy of the Notice of Interim Order or Notice of Final Order, as applicable, on such purchaser of such Common Stock, or any broker or agent acting on such purchaser’s behalf.
e.As soon as is practicable following entry of the Interim Order, the Debtors shall (i) post a copy of the Notice of Interim Order on the Claims Agent website at http://www.stretto.com/valaris and (ii) file a Form 8-K with a reference to the entry of the Interim Order.
f.To the extent confidential information is required in any declaration described in these Procedures, such confidential information may be filed and served in redacted form; provided that any such declarations served on
4

the Debtors shall not be in redacted form. The Debtors shall keep all information provided in such declarations strictly confidential and shall not disclose the contents thereof to any person except (i) to the extent necessary to respond to a petition or objection filed with the Court; (ii) to the extent otherwise required by law; or (iii) to the extent that the information contained therein is already public; provided that the Debtors may disclose the contents thereof to their professional advisors, who shall keep all such notices strictly confidential and shall not disclose the contents thereof to any other person, subject to further Court order. To the extent confidential information is necessary to respond to a petitioner objection filed with the Court, such confidential information shall be filed under seal or in a redacted form.

5

Exhibit 1A
Declaration of Status as a Substantial Shareholder

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

)
In re:	)	Chapter 11
)
VALARIS PLC, et al.,[6]	)	Case No. 20-34114 (MI)
)
Debtors.	)	(Jointly Administered)
)
	)	Re: Docket No. __

DECLARATION OF A STATUS AS A SUBSTANTIAL SHAREHOLDER[7]
PLEASE TAKE NOTICE that the undersigned party is/has become a Substantial Shareholder with respect to the common stock of Valaris plc or of any Beneficial Ownership therein (the “Common Stock”). Valaris plc is a debtor and debtor in possession in Case No. 2034114 (MI) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).
PLEASE TAKE FURTHER NOTICE that, as of __________ __, 2020, the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock.
6  A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at http://cases.stretto.com/Valaris.  The location of Debtor Ensco Incorporated’s principal place of business and the Debtors’ service address in these chapter 11 cases is 5847 San Felipe Street, Suite 3300, Houston, Texas 77057.
7 For purposes of these Procedures:  (i) a “Substantial Shareholder” is any entity or individual that has Beneficial Ownership of at least 8,974,359 shares of Common Stock (representing approximately 4.5 percent of all issued and outstanding shares of Common Stock); (ii) “Beneficial Ownership” will be determined in accordance with the applicable rules of sections 382 and 383 of the Internal Revenue Code of 1986, 26 U.S.C. §§ 1–9834 as amended (the “IRC”), and the Treasury Regulations thereunder (other than Treasury Regulations section 1.3822T(h)(2)(i)(A)), and includes direct, indirect, and constructive ownership (e.g., (1) a holding company would be considered to beneficially own all equity securities owned by its subsidiaries, (2) a partner in a partnership would be considered to beneficially own its proportionate share of any equity securities owned by such partnership, (3) an individual and such individual’s family members may be treated as one individual, (4) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (5) a holder would be considered to beneficially own equity securities that such holder has an Option to acquire). An “Option” to acquire stock includes all interests described in Treasury Regulations section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

The following table sets forth the date(s) on which the undersigned party acquired Beneficial Ownership of such Common Stock:

Number of Shares	Date Acquired

(Attach additional page or pages if necessary)
PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are ________.
PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Interim Order (I) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and (II) Granting Related Relief [Docket No. ___] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Debtors; Kirkland & Ellis LLP, proposed counsel to the Debtors; and any other parties entitled to notice under the Order.
PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

2

Respectfully submitted,
(Name of Substantial Shareholder)

By: ________________________________
Name: _____________________________
Address: ___________________________
___________________________________
Telephone: _________________________
Facsimile: __________________________
Dated: _____________ __, 20__
_______________, __________
        (City)  (State)
3

Exhibit 1B
Declaration of Intent to Accumulate Common Stock

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

)
In re:	)	Chapter 11
)
VALARIS PLC, et al.,[8]	)	Case No. 20-34114 (MI)
)
Debtors.	)	(Jointly Administered)
)
	)	Re: Docket No. __

DECLARATION OF INTENT TO ACCUMULATE COMMON STOCK [9]
PLEASE TAKE NOTICE that the undersigned party hereby provides notice of its intention to purchase, acquire, or otherwise accumulate (the “Proposed Transfer”) one or more shares of common stock of Valaris plc or of any Beneficial Ownership therein (the “Common Stock”). Valaris plc is a debtor and debtor in possession in Case No. 20-34114 (MI) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).
8  A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at http://cases.stretto.com/Valaris.  The location of Debtor Ensco Incorporated’s principal place of business and the Debtors’ service address in these chapter 11 cases is 5847 San Felipe Street, Suite 3300, Houston, Texas 77057.
9 For purposes of these Procedures:  (i) a “Substantial Shareholder” is any entity or individual that has Beneficial Ownership of at least 8,974,359 shares of Common Stock (representing approximately 4.5 percent of all issued and outstanding shares of Common Stock); (ii) “Beneficial Ownership” will be determined in accordance with the applicable rules of sections 382 and 383 of the Internal Revenue Code of 1986, 26 U.S.C. §§ 1–9834 as amended (the “IRC”), and the Treasury Regulations thereunder (other than Treasury Regulations section 1.3822T(h)(2)(i)(A)), and includes direct, indirect, and constructive ownership (e.g., (1) a holding company would be considered to beneficially own all equity securities owned by its subsidiaries, (2) a partner in a partnership would be considered to beneficially own its proportionate share of any equity securities owned by such partnership, (3) an individual and such individual’s family members may be treated as one individual, (4) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (5) a holder would be considered to beneficially own equity securities that such holder has an Option to acquire). An “Option” to acquire stock includes all interests described in Treasury Regulations section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that, if applicable, on ___________ __, 2020, the undersigned party filed a Declaration of Status as a Substantial Shareholder with the Court and served copies thereof as set forth therein.
PLEASE TAKE FURTHER NOTICE that the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock.
PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Transfer, the undersigned party proposes to purchase, acquire, or otherwise accumulate Beneficial Ownership of _________ shares of Common Stock or an Option with respect to _________ shares of Common Stock. If the Proposed Transfer is permitted to occur, the undersigned party will have Beneficial Ownership of _________ shares of Common Stock.
PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are ___________.
PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Interim Order (I) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and (II) Granting Related Relief [Docket No. ___] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Debtors; Kirkland & Ellis LLP, proposed counsel to the Debtors; and any other parties entitled to notice under the Order.
PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the undersigned party acknowledges that it is prohibited from consummating the Proposed Transfer unless and until the undersigned party complies with the Procedures set forth therein.
PLEASE TAKE FURTHER NOTICE that the Debtors have 30 calendar days after receipt of this Declaration to object to the Proposed Transfer described herein. If the Debtors file
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an objection, such Proposed Transfer will remain ineffective unless such objection is withdrawn by the Debtors or such transaction is approved by a final and non-appealable order of the Court. If the Debtors do not object within such 30day period, then after expiration of such period the Proposed Transfer may proceed solely as set forth in this Declaration.
PLEASE TAKE FURTHER NOTICE that any further transactions contemplated by the undersigned party that may result in the undersigned party purchasing, acquiring, or otherwise accumulating Beneficial Ownership of additional shares of Common Stock will each require an additional notice filed with the Court to be served in the same manner as this Declaration.
PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

Respectfully submitted,
(Name of Declarant)

By: ________________________________
Name: _____________________________
Address: ___________________________
___________________________________
Telephone: _________________________
Facsimile: __________________________
Dated: _____________ __, 20__
_______________, __________
        (City)  (State)

3

Exhibit 1C
Declaration of Intent to Transfer Common Stock

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

)
In re:	)	Chapter 11
)
VALARIS PLC, et al.,[10]	)	Case No. 20-34114 (MI)
)
Debtors.	)	(Jointly Administered)
)
	)	Re: Docket No. __

DECLARATION OF INTENT TO TRANSFER COMMON STOCK[11]
PLEASE TAKE NOTICE that the undersigned party hereby provides notice of its intention to sell, trade, or otherwise transfer (the “Proposed Transfer”) one or more shares of common stock of Valaris plc or of any Beneficial Ownership therein (the “Common Stock”). Valaris plc is a debtor and debtor in possession in Case No. 20-34114 (MI) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).
10  A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at http://cases.stretto.com/Valaris.  The location of Debtor Ensco Incorporated’s principal place of business and the Debtors’ service address in these chapter 11 cases is 5847 San Felipe Street, Suite 3300, Houston, Texas 77057.
11 For purposes of these Procedures: (i) a “Substantial Shareholder” is any entity or individual that has Beneficial Ownership of at least 8,974,359 shares of Common Stock (representing approximately 4.5 percent of all issued and outstanding shares of Common Stock); (ii) “Beneficial Ownership” will be determined in accordance with the applicable rules of sections 382 and 383 of the Internal Revenue Code of 1986, 26 U.S.C. §§ 1–9834 as amended (the “IRC”), and the Treasury Regulations thereunder (other than Treasury Regulations section 1.382-2T(h)(2)(i)(A)), and includes direct, indirect, and constructive ownership (e.g., (1) a holding company would be considered to beneficially own all equity securities owned by its subsidiaries, (2) a partner in a partnership would be considered to beneficially own its proportionate share of any equity securities owned by such partnership, (3) an individual and such individual’s family members may be treated as one individual, (4) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (5) a holder would be considered to beneficially own equity securities that such holder has an Option to acquire). An “Option” to acquire stock includes all interests described in Treasury Regulations section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that, if applicable, on __________ __, 2020, the undersigned party filed a Declaration of Status as a Substantial Shareholder with the Court and served copies thereof as set forth therein.
PLEASE TAKE FURTHER NOTICE that the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock.
PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Transfer, the undersigned party proposes to sell, trade, or otherwise transfer Beneficial Ownership of _________ shares of Common Stock or an Option with respect to _________ shares of Common Stock. If the Proposed Transfer is permitted to occur, the undersigned party will have Beneficial Ownership of _________ shares of Common Stock after such transfer becomes effective.
PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are _________.
PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Interim Order (I) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and (II) Granting Related Relief [Docket No. ___] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Debtors; Kirkland & Ellis LLP, proposed counsel to the Debtors; and any other parties entitled to notice under the Order.
PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the undersigned party acknowledges that it is prohibited from consummating the Proposed Transfer unless and until the undersigned party complies with the Procedures set forth therein.
PLEASE TAKE FURTHER NOTICE that the Debtors have 30 calendar days after receipt of this Declaration to object to the Proposed Transfer described herein. If the Debtors file
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an objection, such Proposed Transfer will remain ineffective unless such objection is withdrawn by the Debtors or such transaction is approved by a final and non-appealable order of the Court. If the Debtors do not object within such 30-day period, then after expiration of such period the Proposed Transfer may proceed solely as set forth in this Declaration.
PLEASE TAKE FURTHER NOTICE that any further transactions contemplated by the undersigned party that may result in the undersigned party selling, trading, or otherwise transferring Beneficial Ownership of additional shares of Common Stock will each require an additional notice filed with the Court to be served in the same manner as this Declaration.
PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

Respectfully submitted,
(Name of Declarant)

By: ________________________________
Name: _____________________________
Address: ___________________________
___________________________________
Telephone: _________________________
Facsimile: __________________________
Dated: _____________ __, 20__
_______________, __________
        (City)  (State)
3

Exhibit 1D
Declaration of Status as a 50-Percent Shareholder

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

)
In re:	)	Chapter 11
)
VALARIS PLC, et al.,[12]	)	Case No. 20-34114 (MI)
)
Debtors.	)	(Jointly Administered)
)
	)	Re: Docket No. __

DECLARATION OF STATUS AS A 50-PERCENT SHAREHOLDER[13]
PLEASE TAKE NOTICE that the undersigned party is/has become a 50-Percent Shareholder with respect to the common stock of Valaris plc or of any Beneficial Ownership therein (the “Common Stock”). Valaris plc is a debtor and debtor in possession in Case No. 20 34114 (MI) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).
PLEASE TAKE FURTHER NOTICE that, as of _________ __, 2020, the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock. The
12  A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at http://cases.stretto.com/Valaris.  The location of Debtor Ensco Incorporated’s principal place of business and the Debtors’ service address in these chapter 11 cases is 5847 San Felipe Street, Suite 3300, Houston, Texas 77057.
13  For purposes of this Declaration: (i) a “50-Percent Shareholder” is any person or entity that at any time since December 31, 2016, has had 50 percent or more of the Common Stock (determined in accordance with IRC § 382(g)(4)(D) and the applicable Treasury Regulations); (ii) “Beneficial Ownership” will be determined in accordance with the applicable rules of sections 382 and 383 of the Internal Revenue Code (the “IRC”), and the Treasury Regulations thereunder (other than Treasury Regulations section 1.382-2T(h)(2)(i)(A)) and includes direct, indirect, and constructive ownership (e.g., (1) a holding company would be considered to beneficially own all equity securities owned by its subsidiaries, (2) a partner in a partnership would be considered to beneficially own its proportionate share of any equity securities owned by such partnership, (3) an individual and such individual’s family members may be treated as one individual, (4) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (5) a holder would be considered to beneficially own equity securities that such holder has an Option (as defined herein) to acquire); and (iii) an “Option” to acquire stock includes all interests described in Treasury Regulations section 1.3824(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

following table sets forth the date(s) on which the undersigned party acquired Beneficial Ownership of such Common Stock:

Number of Shares	Date Acquired

(Attach additional page or pages if necessary)
PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are _________.
PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Interim Order (I) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and (II) Granting Related Relief [Docket No. ___] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Debtors; Kirkland & Ellis LLP, proposed counsel to the Debtors; and any other parties entitled to notice under the Order.
PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

6

Respectfully submitted,
(Name of 50-Percent Shareholder)

By: ________________________________
Name: _____________________________
Address: ___________________________
___________________________________
Telephone: _________________________
Facsimile: __________________________
Dated: _____________ __, 20__
_______________, __________
        (City)  (State)

7

Exhibit 1E
Declaration of Intent to Claim a Worthless Stock Deduction

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

)
In re:	)	Chapter 11
)
VALARIS PLC, et al.,[14]	)	Case No. 20-34114 (MI)
)
Debtors.	)	(Jointly Administered)
)
	)	Re: Docket No. __

DECLARATION OF INTENT TO CLAIM A WORTHLESS STOCK DEDUCTION[15]
PLEASE TAKE NOTICE that the undersigned party hereby provides notice of its intention to claim a worthless stock deduction (the “Proposed Worthlessness Claim”) with respect to one or more shares of common stock of Valaris plc or of any Beneficial Ownership therein (the “Common Stock”). Valaris plc is a debtor and debtor in possession in Case No. 20-34114 (MI) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).
14  A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at http://cases.stretto.com/Valaris.  The location of Debtor Ensco Incorporated’s principal place of business and the Debtors’ service address in these chapter 11 cases is 5847 San Felipe Street, Suite 3300, Houston, Texas 77057.
15  For purposes of this Declaration: (i) a “50-Percent Shareholder” is any person or entity that at any time since December 31, 2016, has had 50 percent or more of the Common Stock (determined in accordance with IRC § 382(g)(4)(D) and the applicable Treasury Regulations); (ii) “Beneficial Ownership” will be determined in accordance with the applicable rules of sections 382 and 383 of the Internal Revenue Code (the “IRC”), and the Treasury Regulations thereunder (other than Treasury Regulations section 1.382-2T(h)(2)(i)(A)) and includes direct, indirect, and constructive ownership (e.g., (1) a holding company would be considered to beneficially own all equity securities owned by its subsidiaries, (2) a partner in a partnership would be considered to beneficially own its proportionate share of any equity securities owned by such partnership, (3) an individual and such individual’s family members may be treated as one individual, (4) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (5) a holder would be considered to beneficially own equity securities that such holder has an Option (as defined herein) to acquire); and (iii) an “Option” to acquire stock includes all interests described in Treasury Regulations section 1.3824(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that on _________ __, 2020, the undersigned party filed a Declaration of Status as a 50-Percent Shareholder with the Court and served copies thereof as set forth therein.
PLEASE TAKE FURTHER NOTICE that the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock.
PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Worthlessness Claim, the undersigned party proposes to declare that ________ shares of Common Stock became worthless during the tax year ending __________.
PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are _________.
PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Interim Order (I) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and (II) Granting Related Relief [Docket No. ___] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Debtors; Kirkland & Ellis LLP, proposed counsel to the Debtors; and any other parties entitled to notice under the Order.
PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the undersigned party acknowledges that the Debtors have 30 calendar days after receipt of this Declaration to object to the Proposed Worthlessness Claim described herein. If the Debtors file an objection, such Proposed Worthlessness Claim will not be effective unless such objection is withdrawn by the Debtors or such action is approved by a final and non-appealable order of the Bankruptcy Court. If the Debtors do not object within such 30-day period, then after expiration of such period the Proposed Worthlessness Claim may proceed solely as set forth in this Declaration.

10

PLEASE TAKE FURTHER NOTICE that any further claims of worthlessness contemplated by the undersigned party will each require an additional notice filed with the Court to be served in the same manner as this Declaration and are subject to an additional 30-day waiting period.
PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

Respectfully submitted,
(Name of Declarant)

By: ________________________________
Name: _____________________________
Address: ___________________________
___________________________________
Telephone: _________________________
Facsimile: __________________________
Dated: _____________ __, 20__
_______________, __________
        (City)  (State)

11

Exhibit 1F
Notice of Interim Order

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

)
In re:	)	Chapter 11
)
VALARIS PLC, et al.,[16]	)	Case No. 20-34114 (MI)
)
Debtors.	)	(Jointly Administered)
)
	)	Re: Docket No. __

      NOTICE OF DISCLOSURE PROCEDURES
APPLICABLE TO CERTAIN HOLDERS OF COMMON
STOCK, DISCLOSURE PROCEDURES FOR TRANSFERS OF
AND DECLARATIONS OF WORTHLESSNESS WITH RESPECT TO
COMMON STOCK, AND FINAL HEARING ON THE APPLICATION THEREOF
TO: ALL ENTITIES (AS DEFINED BY SECTION 101(15) OF THE BANKRUPTCY CODE) THAT MAY HOLD BENEFICIAL OWNERSHIP OF COMMON STOCK OF WHITING PETROLEUM CORPORATION (THE “COMMON STOCK”):
PLEASE TAKE NOTICE that on August 19, 2020 (the “Petition Date”), the above-captioned debtors and debtors in possession (collectively, the “Debtors”), filed petitions with the United States Bankruptcy Court for the Southern District of Texas (the “Court”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). Subject to certain exceptions, section 362 of the Bankruptcy Code operates as a stay of any act to obtain possession of property of or from the Debtors’ estates or to exercise control over property of or from the Debtors’ estates.
PLEASE TAKE FURTHER NOTICE that on the Petition Date, the Debtors filed the Debtors’ Emergency Motion for Entry of Interim and Final Orders (I) Approving Notification
16  A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at http://cases.stretto.com/Valaris.  The location of Debtor Ensco Incorporated’s principal place of business and the Debtors’ service address in these chapter 11 cases is 5847 San Felipe Street, Suite 3300, Houston, Texas 77057.

and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and (II) Granting Related Relief [Docket No. __] (the “Motion”).
PLEASE TAKE FURTHER NOTICE that on [______], 2020, the Court entered the Interim Order (I) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and (II) Granting Related Relief [Docket No. __] (the “Order”) approving procedures for certain transfers of and declarations of worthlessness with respect to Common Stock, set forth in Exhibit 1 attached to the Order (the “Procedures”).17
PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, a Substantial Shareholder or person that may become a Substantial Shareholder may not consummate any purchase, sale, or other transfer of Common Stock or Beneficial Ownership of Common Stock in violation of the Procedures, and any such transaction in violation of the Procedures shall be null and void ab initio.
PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the Procedures shall apply to the holding and transfers of Common Stock or any Beneficial Ownership therein by a Substantial Shareholder or someone who may become a Substantial Shareholder.
PLEASE TAKE FURTHER NOTICE that pursuant to the Order, a 50-Percent Shareholder may not claim a worthless stock deduction with respect to Common Stock, or Beneficial Ownership of Common Stock, in violation of the Procedures, and any such deduction in violation of the Procedures shall be null and void ab initio, and the 50-Percent Shareholder shall be required to file an amended tax return revoking such proposed deduction.
17 Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Order or the Motion, as applicable.
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PLEASE TAKE FURTHER NOTICE that upon the request of any entity, the proposed notice, claims, and solicitation agent for the Debtors, Stretto, will provide a copy of the Order and a form of each of the declarations required to be filed by the Procedures in a reasonable period of time. Such declarations are also available via PACER on the Court’s website at https://ecf.txsb.uscourts.gov for a fee, or free of charge by accessing the Debtors’ restructuring website at http://www.stretto.com/valaris.
PLEASE TAKE FURTHER NOTICE that the final hearing (the “Final Hearing”) on the Motion shall be held on _________, 2020, at__:__ _.m., prevailing Central Time.  Any objections or responses to entry of a final order on the Motion shall be filed on or before 4:00 p.m., prevailing Central Time, on _________, 2020, and shall be served on the Notice Parties.  In the event no objections to entry of a final order on the Motion are timely received, this Court may enter such final order without need for the Final Hearing.
PLEASE TAKE FURTHER NOTICE that failure to follow the Procedures set forth in the Order shall constitute a violation of, among other things, the automatic stay provisions of Section 362 of the Bankruptcy Code.
PLEASE TAKE FURTHER NOTICE that any prohibited purchase, sale, other transfer of, or declaration of worthlessness with respect to Common Stock, Beneficial Ownership thereof, or Option with respect thereto in violation of the Order is prohibited and shall be null and void ab initio and may be subject to additional sanctions as this Court may determine.
PLEASE TAKE FURTHER NOTICE that the requirements set forth in the Order are in addition to the requirements of applicable law and do not excuse compliance therewith.

3

Houston, Texas
[●], 2020

/s/
JACKSON WALKER L.L.P	KIRKLAND & ELLIS LLP
Matthew D. Cavenaugh (TX Bar No. 24062656)	KIRKLAND & ELLIS INTERNATIONAL LLP
Kristhy M. Peguero (TX Bar No. 24102776)	Anup Sathy, P.C. (pro hac vice pending)
Genevieve Graham (TX Bar No. 24085340)	Ross M. Kwasteniet, P.C. (pro hac vice pending)
1401 McKinney Street, Suite 1900	Spencer A. Winters (pro hac vice pending)
Houston, Texas 77010	300 North LaSalle Street
Telephone: (713) 752-4200	Chicago, Illinois 60654
Facsimile: (713) 752-4221	Telephone: (312) 862-2000
Email: mcavenaugh@jw.com	Facsimile: (312) 862-2200
kpeguero@jw.com ggraham@jw.com	Email: asathy@kirkland.com rkwasteniet@kirkland.com spencer.winters@kirkland.com

Proposed Co-Counsel to the Debtors	Proposed Co-Counsel to the Debtors
and Debtors in Possession	and Debtors in Possession